Exhibit 10.1

            TERMINATION, NONCOMPETITION AND MUTUAL RELEASE AGREEMENT


         THIS AGREEMENT is effective as of the 23rd day of November, 1998, by and between NuMED Home Health Care, Inc., a Nevada corporation (together with any and all affiliates and subsidiaries, the "Former Employer"), and Jugal K. Taneja (the "Former Executive").

                                   WITNESSETH

         WHEREAS, the Former Executive was employed by the Former Employer under that certain Employment Agreement by and between Former Employer and Former Executive dated September 1, 1995 and amended September 30, 1996 and renewed annually by the Board of Directors thereafter (the "Terminated Agreement") , until the date hereof; and

         WHEREAS, the Former Executive and the Former Employer have determined that it is in their mutual best interests to terminate the Terminated Agreement and their relationship as employee and employer as of the date hereof; and

         WHEREAS, the Former Employer desires to assure itself of the Former Executive's continued noncompetition obligations pursuant to the terms hereof; and

         WHEREAS, the Former Employer and Former Executive desire to mutually release each other from any and all claims that they might have against each other and all of their other obligations under the Terminated Agreement and to enter into this Agreement in full and final settlement pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1. Termination of Employment Relationship. The Terminated Agreement is hereby terminated, and the Former Employer and the Former Executive hereby agree to terminate their employment relationship.

2.       Consideration.

         A. In consideration for the Former Executive's release of his rights under the Terminated Agreement, his noncompetition and non-disclosure covenants, the mutual release, and the tendering of Former Executive's resignation from any and all positions as an officer (but not as a director) of the Former Employer (which includes any and all subsidiaries and affiliates as defined above), the Former Employer shall (i) pay the Former Executive (a) the sum of Two Hundred Fifty Thousand Dollars


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                  ($250,000)  in cash  (the  "Cash  Payment")  payable  in equal monthly installments at the Former Executive's most recent annual salary rate until the Former Employer receives the final payment in connection with the Rosewood Care Center settlement (the "Rosewood Receivable"), at which time the Former Employer shall pay the Former Executive the sum of $250,000 less monthly installments made in accordance with this subsection through the date thereof, and (b) 744,680 shares of the Former Employer's common stock (the "Common Stock") (which number of shares represents $350,000 worth of the Common Stock based on the average closing price for the last five (5) trading days) which shares of Common Stock shall
                  be  delivered   upon  the   execution  and  delivery  of  this
                  Agreement,   and  (ii)  extend  the  term  of  all  of  Former
                  Executive's existing options and warrants for a term of three years from the date hereof.

         B. As security for the Cash Payment set forth in subsection A. above, Former Employer hereby grants to Former Executive a security interest in the Rosewood Receivable and all proceeds thereof and hereby covenants and agrees to execute and deliver to Former Executive a UCC-1 Financing Statement perfecting such security interest within three days after receipt from Former Executive's legal counsel. The Former Employer shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to grant or perfect the security interest created hereby and achieve the purpose of this subsection B. Additionally, if the Cash Payment is not paid in full within ninety (90) days after the date hereof, interest shall accrue on the unpaid balance at the prime rate of interest of First Union Bank, N.A. from time to time. Moreover, Former Executive shall be allowed to retain his current physical office location until the Cash Payment is paid in full.

3.       Noncompetition and Non-Disclosure Requirements.

         A. Rationale for Restrictions. Former Executive acknowledges that his past services to the Former Employer were of a special, unique, extraordinary and intellectual character, and his position with the Former Employer placed him in a position of confidence with customers, suppliers and employees of Former Employer and other Related Entities. The Former Executive further acknowledges that the rendering of services to the Former Employer necessarily required the disclosure to him of confidential information (as defined below) of the Former Employer and, to the extent that the Former Employer shall have any parent, subsidiary, affiliated corporations, partnerships, or joint venture (collectively "Related Entities"), of the Related Entities. The Former Executive and the Former Employer agree that during his course of

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                  employment  with the Former  Employer,  the  Former  Executive developed personal relationships with the Former Employer's financiers, customers, suppliers and employees, and the Former Executive agrees that it is reasonable and necessary for the protection of the goodwill and legitimate business interests of the Former Employer and Related Entities that the Former Executive make the covenants contained herein, that the covenants are a material inducement for the Former Employer to enter into this Agreement, and that the covenants are given as an integral part of and incident to this Agreement.

         B. Noncompetition In Related Business. As used herein, the term "Restrictive Period" means the time period commencing on the date of this Agreement and ending two (2) years after the date hereof. The Former Executive agrees not to utilize his knowledge of the business of the Former Employer or his relationships with investors, suppliers, customers, clients, or financial institutions to compete with the Former Employer or any of the Related Entities in any business which is the same as, or substantially similar to, the business conducted by the Former Employer or any of the Related Entities on the date hereof. Pursuant to these covenants, the Former Executive agrees that he will not, during the Restrictive Period:

                  i. directly or indirectly engage in, continue in, be employed by, or carry on any business, including owning or controlling any financial interest in any corporation, partnership, firm, or other form of business organization, which competes with, or is engaged in, or carries on any aspect of such business or any business substantially similar to, the Former Employer's or Related Entities' business as it exists on the date hereof;

                  ii. directly or indirectly, assist, promote or encourage any employees or clients, or potential employees or clients, of the Former Employer or Related Entities to terminate or discontinue their relationship in order to pursue opportunities or employment with any competitor of the Former Employer or Related Entities.

                  iii. consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now, becomes or may become a competitor of the Former Employer or Related Entities in any aspect of the Former Employer's or Related Entities' business as it exists on the date hereof.

          C. Disclosure of Confidential Information. The Former Executive acknowledges that the inventions, innovations, software, trade secrets,

                                      -3-

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                  business plans, financial strategies,  finances, and all other confidential or proprietary information with respect to the business and operations of the Former Employer and Related Entities are valuable, special and unique assets of the Former Employer. The Former Executive agrees not to, at any time during or after the Restrictive Period, except (i) when compelled by legal process or as otherwise required by law, and (ii) when necessary to defend any action brought against Former Executive relating to the Former Employer or Related Entities, disclose, directly or indirectly, to any person or entity, or use or authorize or purpose to authorize any person or entity to use any confidential or proprietary information with respect to the Former Employer or Related Entities without the prior written consent of the Former Employer, including, without limitation, information as to the financial condition, results of operations, identities of clients or prospective clients, products under development, acquisition strategies or acquisitions under consideration, pricing or
                  cost   information,   marketing   strategies   or  any   other
                  information  relating  to the  Former  Employer  or any of the
                  Related  Entities  which  could  be  reasonably   regarded  as
                  confidential. Provided, however, information which is or may become generally available to the public shall not constitute confidential information which is subject to the restrictions set forth herein.

         D. The Former Executive agrees that the geographic scope of this covenant not to compete shall extend to any and all markets in which the Former Employer operates in the United States as of the date of this Agreement and any Geographic area in which the Former Employer expands its operations to include (whether by acquisition or otherwise) during the Restrictive Period.

         E. In the event of any breach of this covenant not to compete, the Former Executive recognizes that the remedies at law will be inadequate and that in addition to any relief at law which may be available to the Former Employer for such violation or breach and regardless of any other provision contained in this Agreement, the Former Employer shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this Section 3.

         F. In the event a court of competent jurisdiction determines that the provision of this covenant not to compete are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed to the extent necessary to render it enforceable.

4.       General Mutual Release.

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         A.       Former Executive, on his own behalf and on behalf of his heirs and  representatives,  hereby releases and forever  discharges
                  Former   Employer,   along  with  its   respective   officers,
                  directors, employees, assigns, successors, and representatives from all manner of civil actions, contract actions, tort actions, statutory actions, administrative actions, injuries, damages, loss of services, constitutional claims, charges of discrimination and claims for costs, expenses or attorney's fees which he had, has, or hereafter can, or may have against
                  the  Former  Employer   arising  out  of  any  event,  act  or
                  occurrence in any way based on the employment of the Former Executive by the Former Employer, including but not limited to any and all claims, damages or losses, known or unknown, directly or indirectly sustained by the Former Executive in connection with any matter arising out of their employment relationship, except for the provisions of this Agreement.

         B. Former Employer, on its own behalf and on behalf of its successors and assigns, hereby releases and forever discharges Former Executive, along with his heirs, successors, and representatives from all manner of civil actions, contract actions, tort actions, statutory actions, administrative actions, injuries, damages, loss of services, constitutional claims, charges of discrimination and claims for costs, expenses or attorney's fees which it had, has, or hereafter can, or may have against the Former Executive arising out of any event, act or occurrence in any way based on (i) the employment of the Former Executive by the Former Employer or
                  (ii) actions or inaction of Former Executive as a director prior to and including the date hereof, including but not limited to any and all claims, damages or losses, known or unknown, directly or indirectly sustained by the Former Employer in connection with any matter arising out of their employment relationship or service by Former Executive on the Former Employer's board of directors, except for the provisions of this Agreement.

5.       Demand Registration Rights.

         A. Right to Demand Registration. Upon the written request of Former Executive at any time after one year after the date of this Agreement (which request shall specify the Common Stock intended to be disposed of by Former Executive and the intended method of distribution thereof), the Former Employer shall:

                  i. Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933 (the "Act") with respect to such Common Stock to the extent required to permit the disposition of such Common Stock so to be registered in accordance with the intended method of distribution thereof specified in such request and use its reasonable best efforts to cause such registration statement to become effective, and keep such registration statement effective for not less than one year thereafter or such earlier date as all securities offered are sold.

                  ii. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all Common Stock covered by such registration statement.

                  iii. Furnish to the Former Executive such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of such Common Stock owned by it.

                  iv. Use its reasonable best efforts to Register and qualify such Common Stock covered by such registration statement under the Blue Sky laws of such jurisdictions as shall be reasonably requested by the Former Executive, provided that the Former Employer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction.

         B. Expenses of Registration. All expenses incurred in connection with any registration or qualification, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Former Employer and expenses of any special audits incidental to or required by such registration, qualification or compliance shall be borne by the Former Employer, except that the Former Employer shall not be required to pay underwriters' discounts, commissions, or stock transfer taxes relating to the Common Stock or the fees and disbursements of counsel to the Former Executive.

         C. Indemnification. In the event of (i) the registration of any Common Stock under the Act pursuant to the provisions of this Agreement and to the extent permitted by applicable law, the Former Employer agrees to indemnify and hold harmless the Former Executive, and each other person, if any, who controls the Former Executive within the meaning of the Act, from and against any and all losses, claims, damages, or liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Common Stock was Registered under the Act or any prospectus contained therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Former Executive, and each such controlling person, for any legal or any other expenses reasonably incurred by Former Executive, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action provided, however, that the Former Employer will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such prospectus in reliance upon, and in conformity with, information furnished to the Former Employer by the Former Executive or such controlling person, specifically for use in preparation thereof; (ii) the registration of any Common Stock under the Act pursuant to the provisions of this Agreement and to the extent permitted by applicable law, the Former Executive, and each other person, if any, who controls the Former Executive within the meaning of the Act, agrees to indemnify and hold harmless the Former Employer, each person who controls the Former Employer within the meaning of the Act, and each officer and director of the Former Employer from and against any losses, claims, damages, or liabilities, joint or several, to which the Former Employer, such controlling person, or any such officer or director may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Common Stock was registered under the Act or any prospectus contained therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon, and in conformity with, information furnished to the Former Employer by the Former Executive or such controlling person specifically for use in connection with the preparation thereof; and will reimburse the Former Employer, each such controlling person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; (iii) the registration of any Common Stock under the Act pursuant to the provisions of this Agreement, promptly after receipt by an indemnified party of notice of the commencement of any action or the assertion of a claim which may be subject to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement or assertion thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than pursuant to the provisions of this paragraph 5C. In case any such action is brought or such assertion made against any indemnified party, and it notifies any indemnifying party of such commencement or assertion made against any indemnified party, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, and to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation.

6. Return of Former Employer's Property. Simultaneously with the execution hereof, the Former Executive covenants that he is returning any and all material records, designs, patents, business plans, financial statements, manuals, memoranda, lists, software and other property delivered to or compiled by the Former Executive by or on behalf of the Former Employer or its representatives, vendors or customers which pertain to the business of the Former Employer and acknowledges that such property is and shall remain the property of the Former Employer.

7. Notice. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by telecopier, facsimile transmission or other electronic means of transmitting written documents (as long as receipt is acknowledged) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Former Executive:

                     Mr. Jugal K. Taneja

                     --------------------------

                     --------------------------

If to Former Employer:

                    NuMED Home Health Care, Inc.
                    5770 Roosevelt Boulevard, Suite 700
                    Clearwater, Florida 33760

                    Attn: Chief Executive Officer
                    Facsimile: (727) 524-3349


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

8. Complete Agreement. Former Executive has no oral representations, understandings or agreements with the Former Employer or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Former Employer and Former Executive and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Former Employer and Former Executive, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

9. Expenses Incurred in Connection with the Enforcement of this Agreement. The Former Employer, if it prevails, and the Former Executive, if he prevails, shall be entitled to reimbursement for any costs, including legal fees, incurred in connection with the enforcement of the this Agreement.

10. Change in Control. Employee understands and acknowledges that the Former Employer may be merged, sold, or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Former Employer.

11.      Indemnification

         A. Indemnification by Former Employer. Former Employer agrees to indemnify and defend Former Executive and hold him harmless from and against any and all claims, demands, losses, costs, expenses, damages, and deficiencies, including, without limitation, interest, penalties, and attorneys= fees, that Former Executive shall suffer or incur because of any act or event occurring prior to the date hereof, including without limitation, acts or inaction by Former Executive as a director of Former Employer.

          B.      Third Party Claims.

                  i. Promptly after receipt by Former Executive of notice of the commencement of any proceeding against it, such indemnified party will, if a claim is to be made against Former Employer under paragraph 11A, give notice to Former Employer of the commencement of such claim, but the failure to notify Former

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                           Employer  will not  relieve  Former  Employer  of any
                           liability that it may have Former Executive, except to the extent that the Former Employer demonstrates that the defense of such action is prejudiced by Former Executive's failure to give such notice.

                  ii. If any proceeding is brought against Former Executive and he gives notice to Former Employer of the commencement of such proceeding, Former Employer will be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) Former Employer is also a party to such proceeding and Former Executive determines in good faith that joint representation would be inappropriate, or (ii) Former Employer fails to provide reasonable assurance to Former Executive of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel satisfactory to Former Executive and, after notice from Former Employer to Former Executive of its election to assume the defense of such proceeding, Former Employer will not, as long as it diligently conducts such defense, be liable to Former Executive under this paragraph 11 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by Former Executive in connection with the defense of such proceeding, other than reasonable costs of investigation. If Former Employer assumes the defense of a proceeding,
                           (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification hereunder; (ii) no compromise or settlement of such claims may be effected by Former Employer without Former Executive's consent unless
                           (A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against Former Executive, and (B) the sole relief provided is monetary damages that are paid in full by Former Employer; and (iii) Former Executive will have no liability with respect to any compromise or settlement of such claims effected without his consent. If notice is given to Former Employer of the commencement of any proceeding and Former Employer does not, within ten days after Former Executive's notice is given, give notice to Former Executive of its election to assume the defense of such proceeding, Former Employer will be bound by any determination made in such proceeding or any compromise or settlement effected by Former Executive.

                  iii. Notwithstanding the foregoing, if Former Executive determines in good faith that there is a reasonable probability that a proceeding may adversely affect him or his affiliates other than as a result of monetary damages for which he would be entitled to indemnification under this Agreement, Former Executive may, by notice to Former Employer, assume the exclusive right to defend, compromise, or settle such proceeding, but Former Employer will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  iv. Former Employer hereby consents to the non-exclusive jurisdiction of any court in which a proceeding is brought against Former Executive for purposes of any claim that Former Executive may have under this Agreement with respect to such proceeding or the matters alleged therein.

         C. Cooperation. In the event of any claim or litigation with a third party to which the foregoing provisions of this Section relate, Former Executive agrees to cooperate with Former Employer in connection therewith and to make all books, records, and documents relating to the claim being brought, in Former Executive's possession or under its control, available to Former Employer or its duly authorized representatives, upon request, for inspection and copying at the Former Employer's expense. Nothing contained herein shall be construed to limit the rights of the parties to discovery under the procedural rules relevant to any proceeding.

         D. Remedies. Each party shall have, and without notice may exercise in any order, any and all rights and remedies, whether in law or equity, now or hereafter provided to it under this Agreement and any other agreement and applicable law, all of which shall be cumulative and non-exclusive; the exercise, non-exercise, waiver, or delay in exercise of any such rights or remedies shall not constitute an election of remedies or preclude the simultaneous or subsequent exercise of the same or any other right or remedy.


12. Miscellaneous. This Agreement shall be binding upon, and inure to the benefit of, the Former Employer, its respective successors and assigns, and the Former Executive and his heirs, executors, administrators and legal representatives. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreements shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of Florida. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute but one and the same instrument.

13. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be effective upon the execution and delivery by any party hereto of facsimile copies of signature pages hereto duly executed by such party.

14. Default and Cure Period. In the event of a breach by either party of the terms of this Agreement, the nonbreaching party will give prompt written notice of such breach to the other and afford the breaching party 30 days from receipt of such notice to cure such breach.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

NuMED Home Health Care, Inc.,
a Nevada corporation
("Former Employer")

By: /s/
Its:


/s/ Jugal K. Taneja
Jugal K. Taneja
("Former Executive")